Exhibit 5.2

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com FIRM /AFFILIATE OFFICES

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May 2, 2012

Pacific Coast Energy Company LP

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Re:	Pacific Coast Oil Trust

Ladies and Gentlemen:

We have acted as special counsel to Pacific Coast Energy Company LP, a Delaware limited partnership (the “Company”), in connection with the proposed issuance of trust units (the “Trust Units”) representing beneficial interests in Pacific Coast Oil Trust, a Delaware statutory trust (the “Trust”). The Trust Units are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2012 (Registration Nos. 333–178928 and 333-178928-01) (such registration statement, as amended as of the effective date thereof, together with the registration statement filed by the Company and the Trust on the date hereof pursuant to Rule 462(b) promulgated under the Act, being collectively referred to herein as the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a) the certificate of limited partnership of the Company, as filed with the office of the Secretary of State of the State of Delaware on June 15, 2004;

(b) the Limited Partnership Agreement of the Company, dated June 15, 2004, and the Amended and Restated Limited Partnership Agreement of the Company, dated October 1, 2007;

(c) the Certificate of Amendment to Certificate of Limited Partnership, dated December 20, 2011, as filed with the office of the Secretary of State of the State of Delaware;

May 2, 2012

(d) the certificate of trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware on January 3, 2012;

(e) the Trust Agreement, dated as of January 3, 2012, by and among the Company, as trustor, Wilmington Trust, National Association, as Delaware trustee, and The Bank of New York Mellon Trust Company, N.A., as issuer trustee (the “Trust Agreement”); and

(f) the form of Amended and Restated Trust Agreement of the Trust filed as an exhibit to the Registration Statement (the “Amended and Restated Trust Agreement” and, together with the Trust Agreement, the “Trust Documents”).

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed further that the Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, authority and legal right to issue the Trust Units under the Amended and Restated Trust Agreement. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Company is a limited partnership duly formed and validly existing under the laws of the State of Delaware with limited partnership power and authority to execute and deliver the Trust Documents. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The execution, delivery and performance of the Trust Documents have been duly authorized by all necessary limited partnership action of the Company, and the Trust Agreement has been duly executed and delivered by the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

LATHAM & WATKINS LLP